EXHIBIT 17 - POWER OF ATTORNEY


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG (the "Company") does hereby make, constitute and appoint each of Hans L. Reich and Roger S. Begelman, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of December 20, 2000.


GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG

By: Goldman, Sachs Management GP GmbH


By: /s/ John E. Bowman
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Name:  John E. Bowman
Title:   Managing Director